                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) June 15, 2002


                                RICA FOODS, INC.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


           0-18222                                      87-0432572
   (Commission file number)                (I.R.S. Employer Identification No.)

          240 Crandon Boulevard, Suite 115, Key Biscayne, Florida 33149
               (Address of principal executive offices)    (Zip code)


                                 (305) 365-9694
              (Registrant's telephone number, including area code)

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Item 4     Changes in Registrant's Certifying Accountant.

          On March 22, 2002, the Board of Directors of Rica Foods, Inc. (the "Registrant") resolved to replace Arthur Andersen ("Andersen") as the Registrant's independent public accountants if and when the firm of Ceciliano & Cia, S.A ("Ceciliano") ceased to be affiliated with Andersen.

          On March 14, 2002, the firm Ceciliano notified Andersen that it intended to terminate its affiliation agreement with Andersen effective June 15, 2002. Accordingly, on June 15, 2002, Andersen ceased to provide independent public accounting services to the Registrant.

          On June 1, 2002, the partners of Ceciliano became partners of Deloitte & Touche S.A. ("Deloitte"), the Costa Rican member firm of Deloitte Touche Tohmatsu.

          On August 2, 2002, the Board of Directors of Rica Foods, Inc. (the "Registrant") resolved to appoint Deloitte as the Registrant's independent public accountants. On August 5, 2002, Deloitte commenced the provision of review services with respect to the Registrant's Form 10-Q for the quarter ended June 30, 2002.

          The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 was filed on January 15, 2002 and amended on April 5, 2002. It included Andersen's report on the Registrant's financial statements for each of the years September 30, 2001, 2000 and 1999. Andersen's report did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

          During the fiscal years ended September 30, 2001, 2000 and 1999, and the interim period between September 30, 2001 and June 15, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. During this period there were also no disagreements, which, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter in its report on the consolidated financial statements for such years. During the years ended September 30, 2001, 2000 and 1999 and through the date hereof, there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K as promulgated by the Securities and Exchange Commission.

          The Registrant has provided Andersen with a copy of the foregoing disclosures. The Registrant has not obtained a letter from Andersen stating its agreement with such disclosures, although it has discussed these matters with the former Andersen auditors, who have since joined Deloitte.

          The Company has been informed that Andersen no longer provides the letter required by Item 304 (a) (3) confirming whether it agrees or disagrees with such statements, except in certain limited instances when a partner remaining with Andersen has knowledge of information that would suggest the statements are incomplete or misleading. Accordingly, the Company anticipates that Andersen will not provide such a letter, and anticipates relying upon the provisions of Item 304(T) (b) (2) to excuse the Company's inability to comply with certain requirements of Item 304 (a) (3).

          During the years ended September 30, 2001, 2000 and 1999, and the interim period between September 30, 2001 and June 15, 2002, the Company did not consult with Deloitte regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, or any other matter that was either the subject of a disagreement (as described above) or as a reportable event.

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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 22, 2002


                                    RICA FOODS, INC.


                                    By: /s/ Monica Chaves
                                        ------------------------
                                             Monica Chaves
                                             Secretary